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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

 We consent to the incorporation by reference in this registration statement on Form S-4 of our report dated February 7, 1997, on our audits of the consolidated financial statements and the consolidated financial statement schedules of Global Marine Inc. and subsidiaries. We also consent to the reference to our firm under the caption "Experts."


/s/ Coopers & Lybrand L.L.P.

Houston, Texas
October 28, 1997